Exhibit 23.2

KPMG LLP

Suite 280

4440 Arapahoe Avenue

Boulder, CO 80303

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 9, 2023, with respect to the consolidated financial statements of Viridian Therapeutics, Inc., incorporated herein by reference.

Boulder, Colorado

March 10, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.